Exhibit 10.16

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the “Agreement”) is made and entered into this 5th day of October 2022 (the “Effective Date”), by and between Asia Finance Investment Limited (the “Lender”) located at located on Flat 1104A, Kai Tak Commercial Building, 317-319 Des Voeus road Central, Hong Kong, China, and Cheetah Net Supply Chain Service Inc (“Borrower”), located at 6201 Fairview Rd Ste 225, Charlotte, NC, USA.

WHEREAS, Asia Finance Investment Limited (the “Lender”) has been providing financial support to Cheetah Net Supply Chain Service Inc (“Borrower”) since early 2022, and both parties reached and maintained long and prosperous relationship,

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.Line of Credit. Lenders hereby establishes for a period of twelve (12) months from the Effective Date (the “Maturity Date”) a revolving line of credit up to the maximum amount of Five million dollars ($5,000,000) (the “Credit Limit”), representing the maximum aggregate amount of the advances of funds from the Line of Credit (each an “Advance”) that may be outstanding and any time under the Line of Credit (the “Principal Indebtedness”), from which Borrower may draw down, at any time and from time to time during the period from and including the date of this Line of Credit through the day immediately preceding the Maturity Date, a principal amount not to exceed at any one time outstanding, as to all such Advances in the aggregate, the Principal Indebtedness.

2.Renewal and Extension of Line of Credit. Provided that Borrower is not in default under this Agreement or the Promissory Note, at the Maturity Date, the Borrower, at the Borrower’s option may extend and renew this Line of Credit for one additional term of twelve (12) months.

3.Interest. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at an interest rate of up to one and a half percent (1.5%) simple interest per month (the “Interest Rate”). Interest will be calculated on a daily basis and charged for the actual number of days elapsed.

4.Interest Payments; Repayment. Repayments shall be made in accordance with the terms of a promissory note for the amount of the Credit Limit in substantially the form attached hereto as Exhibit A (the “Promissory Note”). Interest on the then outstanding principal balance shall be payable on a quarterly basis commencing 90 days after the Effective Date and continuing each quarterly thereafter. The entire unpaid principal balance, together with any unpaid accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

/s/
Lender: Asia Finance Investment Limited

	By:	/s/ PEIZHE HAN
	Name:	PEIZHE HAN
	Title:	CEO

Borrower: Cheetah Net Supply Chain Service Inc

	By:	/s/ HUAN LIU
	Name:	HUAN LIU
	Title:	CEO

Exhibit A

PROMISSORY NOTE

The Entity executing this Note in the signatures below:

FOR VALUE RECEIVED, Cheetah Net Supply Chain Service Inc (“Borrower”) promises to pay to the order of Asia Finance Investment Limited ("Lender"), up to the maximum principal sum of Five million dollars ($5,000,000), or so much thereof as may be disbursed to, or for the benefit of the Borrower by Lender in Lender's sole and absolute discretion. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to Five million dollars ($5,000,000) from Lender; provided, however, that Lender has no obligation to lend Borrower any amounts hereunder and the decision to lend such money lies in the sole and complete discretion of the Lender.

INTEREST & PRINCIPAL: The unpaid principal of this line of credit shall bear simple interest at the rate of up to one and a half percent (1.5%) per month. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances. Interest on the unpaid balance of this Note shall accrue monthly but shall not be due and payable until such time as when the principal balance of this Note becomes due and payable. The principal balance of this Note shall be due and payable on the Maturity Date. There shall be no penalty for early repayment of all or any part of the principal.

/
Borrower: Cheetah Net Supply Chain Service Inc

	By:	/s/ HUAN LIU
	Name:	HUAN LIU
	Title:	CEO

FIRST AMENDMENT TO 2022 REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO 2022 REVOLVING CREDIT AGREEMENT (this "Amendment"), dated as of Dec 12, 2022, is entered into by and among (a) Cheetah Net Supply Chain Service Inc., (the "Borrower"), located at 6201 Fairview Rd Ste 225, Charlotte, NC, USA. (b) Asia Finance Investment Limited, (the "Lender") located at Flat 1104A, Kai Tak Commercial Building, 317-319 Des Voeus road Central, Hong Kong, China.

WHEREAS , Asia Finance Investment Limited (the "Lender") has been providing financial support to Cheetah Net Supply Chain Service Inc ("Borrower ") since early 2022, and both parties reached and maintained long and prosperous relationship,

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

Line of Credit. Lender and Borrower agree to extend a period of twelve (12) months from the effective Date (the "Maturity Date") to a period of eighteen (18) months from the effective date (the "Maturity Date"), Maturity Date of the revolving credit facility from October 2023 to April 2024 .

Defined Terms. Capitalized terms used but not defined herein shall have the same meanings herein as in the Revolving Credit Agreement, as amended hereby .

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Lender: Asia Finance Investment Limited
By:	/s/ PEIZHE HAN
Name:	PEIZHE HAN
Title:	CEO

Borrower: Cheetah Net Supply Chain Service Inc
By:	/s/ HUAN LIU
Name:	HUAN LIU
Title:	CEO